                                                                    Exhibit 3.14



                                     BY-LAWS

                                TABLE OF CONTENTS

                        Article I - Directors; Management

Section                       Title                                         Page
-------                       -----                                         ----
    1.a.       Powers                                                          1
    1.b.       Standard of Care                                                2
    1.c.       Exception for Close Corporation                                 2
    2.         Number and Qualification                                        2
    3.         Election and Term of Office                                     2
    4.         Vacancies                                                       3
    5.         Removal of Directors                                            3
    6.         Notice, Place and Manner of Meetings                            3
    7.         Annual Meeting                                                  4
    8.         Other Regular Meetings                                          4
    9.         Special Meetings - Notices - Waivers                            4
   10.         Sole Director Provided by Articles of Incorporation             5
   11.         Directors Acting by Unanimous Written Consent                   5
   12.         Quorum                                                          5
   13.         Adjourned Meetings                                              5
   14.         Compensation of Directors                                       5
   15.         Committees of Directors                                         6
   16.         Committee Procedure                                             6
   17.         Advisory Directors                                              7
   18.         Resignations                                                    7


                              Article II - Officers


    1.         Officers                                                        7
    2.         Election of Officers                                            7
    3.         Subordinate Officers                                            8

    4.         Removal and Resignation of Officers                             8
    5.         Vacancies                                                       8
    6.         Chairman of the Board                                           8
    7.         President                                                       8
    8.         Vice Presidents                                                 9
    9.         Secretary                                                       9
    10.        Chief Financial Officer                                         9


                   Article III - Indemnification of Directors,
                      Officers, Employees, and Other Agents

    l.         Agents, Proceedings, and Expenses                              10
    2.         Actions Other than by the Corporation                          10
    3.         Actions by the Corporation                                     11
    4.         Successful Defense by Agent                                    11
    5.         Required Approval                                              11
    6.         Advance of Expenses                                            12
    7.         Other Contractual Rights                                       12
    8.         Limitations                                                    12
    9.         Insurance                                                      12
   10.         Fiduciaries of Corporate Employee Benefit Plan                 13

                       Article IV - Shareholders' Meetings


    l.         Place of Meetings                                              13
    2.         Annual Meetings                                                13
    3.         Special Meetings                                               13
    4.         Notice of Meetings                                             14
    5.         Manner of Giving Notice                                        14
    6.         Quorum                                                         15
    7.         Adjourned Meeting; Notice                                      15
    8.         Voting Rights; Cumulative Voting                               16
    9.         Record Date                                                    16
   10.         Proxies                                                        17
   11.         Organization                                                   17
   12.         Inspectors of Election                                         18
   13.         Shareholders' Agreements                                       18

   14.         Waiver of Notice or Consent by Absent Shareholders             19
   15.         Shareholder Action by Written Consent Without a Meeting        19


                 Article V - Certificates and Transfer of Shares

    l.         Certificates for Shares                                        20
    2.         Transfer on the Books                                          21
    3.         Lost or Destroyed Certificates                                 21
    4.         Transfer Agents and Registrars                                 21
    5.         Legend Condition                                               21
    6.         Close Corporation Certificates                                 22

                        Article VI - Records and Reports

    1          Maintenance and Inspection of Share Register                   22
    2.         Maintenance and Inspection of By-Laws                          22
    3.         Maintenance and Inspection of Other Corporate Records          23
    4.         Inspection by Directors                                        23
    5.         Annual Report to Shareholders                                  23
    6.         Waiver of Annual Report                                        24
    7.         Financial Statements                                           24
    8.         Annual Statement of General Information                        25


                            Article VII - Amendments


    l.         Amendment by Shareholders                                      25
    2.         Amendment by Directors                                         25
    3.         Record of Amendments                                           25

                          Article VIII - Miscellaneous


    1.         References to Code Sections                                    26
    2.         Effect of Shareholders' Agreement                              26
    3.         Representation of Shares in Other Corporations                 26
    4.         Subsidiary Corporations                                        26

                                     BY-LAWS
                                       of
                              SPEED MERCHANTS, INC.
                            A California Corporation

                                    ARTICLE I
                              DIRECTORS: MANAGEMENT

Section 1. a. Powers

         Subject to the provisions of the General Corporation Law of California, effective January 1, 1977 (to which the various Section numbers quoted herein relate) and subject to any limitation in the Articles of Incorporation and the By-Laws relating to action required to be approved by the Shareholders (Sec.
153) or by the outstanding shares (Sec. 152), the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under direction of the Board of Directors.

         Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

                  (1) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these By-Laws; fix their compensation; and require from them security for faithful service.

                  (2) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

                  (3) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

                  (4) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

                  (5) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

         b. Standard of Care

         Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances. (Sec. 309)

         c. Exception for Close Corporation

         Notwithstanding the provisions of Section 1, in the event that this corporation shall elect to become a close corporation as defined in Sec. 158, its Shareholders may enter into a Shareholders' Agreement as provided in Sec. 300(b). Said agreement may provide for the exercise of corporate powers by the Shareholders, provided however such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Sec. 300 (d).

Section 2. Number and Qualification

         The authorized number of directors shall be two (2) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this By-Law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

Section 3. Election and Term of Office

         Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. Vacancies

         Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual meeting of Shareholders or at a special meeting called for that purpose.

         The Shareholders may at any time elect a Director to fill any vacancy not filled by the Directors, and may elect the additional Directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of Directors.

         A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any Director, or if the Shareholders shall increase the authorized number of Directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional Director so provided for, or in case the Shareholders fail at any time to elect the full number of authorized Directors.

         If the Board of Directors accepts the resignation of a Director tendered to take effect at a future times, the Board, or the Shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

         No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 5. Removal of Directors

         The entire Board of Directors or any individual Director may be removed from office as provided by Secs. 302, 303 and 304 of the Corporations Code of the State of California. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 6. Notice, Place and Manner of Meetings

         Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors, and shall be held at the principal executive office of the corporation in the State of California, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained as required by Sec. 312 of the Code by the Secretary or other officer designated for that purpose.

Section 7. Annual Meeting

         Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 8. Other Regular Meetings

         Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 9. Special Meetings - Notices - Waivers

         Special meetings of the Board may be called at any time by the Chairman of the Board, the President or, if he is absent or unable or refuses to act, by any Vice President or the Secretary or by any two Directors, or by one Director if only one is provided.

         At least forty-eight (48) hours' notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him at his address as it is shown upon the records of the corporation, (or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held). In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four
(4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

         When all of the Directors are present at any Directors' meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting or, (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or (iii) if a Director attends a meeting without notice but without protesting, prior thereto at its commencement, the lack of notice to him, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 10. Sole Director Provided by Articles of Incorporation

         In the event only one Director is required by the By-Laws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

Section 11. Directors Acting by Unanimous Written Consent

         Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12. Quorum

         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in section 13 of this Article I. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Sec. 310 (as to approval of contacts or transactions in which a director has a direct or indirect material financial interest), Sec. 311 (as to appointment of committees), and Sec. 317(e) (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 13. Adjourned Meetings

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14. Compensation of Directors

         Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

Section 15. Committees of Directors

         The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

                  (a) the approval of any action which, under the General Corporation Law of California, also requires the Shareholders' approval or approval of the outstanding shares;

                  (b) the filling of vacancies on the Board of Directors or in any committee;

                  (c) the fixing of compensation of the Directors for serving on the board or on any committee;

                  (d) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

                  (f) a distribution to the Shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

                  (g) the appointment of any other committees of the Board of Directors or the members of these committees.

Section 16. Committee Procedure

         Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article I Sections 6 (notice, place and manner of meetings), 8 (other regular meetings), 9 (special meetings), 10 (sole director), 11 (unanimous written consent), 12 (quorum), and 13 (adjourned meetings), with such changes in the context of those By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

Section 17. Advisory Directors

         The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation, and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 18. Resignations

         Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.


                                   ARTICLE II

                                    OFFICERS

Section 1. Officers

         The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2. Election of Officers

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.


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Section 3. Subordinate Officers

         The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation of Officers

         Subject to the rights, it any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. Vacancies

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6. Chairman of the Board

         The Chairman of the Board, if there shall be such an officer, shall, if present preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.

Section 7. President

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8. Vice Presidents

         In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws, and the President, or the Chairman of the Board.

Section 9. Secretary

         The Secretary shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and Shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at Shareholders' meetings, and the proceedings.

         The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10. Chief Financial Officer

         This officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares, The books of account shall at all reasonable times be open to inspection by any Director.

         This officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

                                   ARTICLE III

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES, AND OTHER AGENTS

Section 1. Agents, Proceedings, and Expenses

         For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officers employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request if such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

Section 2. Actions Other Than by the Corporation

         This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

Section 3. Actions by the Corporation

         This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that that person is or was an agent of this corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

                  (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person's duty to this corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

                  (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

                  (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4. Successful Defense by Agent

         To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Approval

         Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

                  (a) A majority vote of a quorum consisting of directors who are not parties to the proceeding;

                  (b) Approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

                  (c) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this corporation.

Section 6. Advance of Expenses

         Expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 7. Other Contractual Rights

         Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 8. Limitations

         No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

                  (a) That it would be inconsistent with a provision of the Articles, a resolution of the Shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. Insurance

         Upon and in the event of a determination by the Board of Directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this section.

Section 10. Fiduciaries of Corporate Employee Benefit Plan

         This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

Section 1. Place of Meetings

         Meetings of Shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the corporation.


Section 2. Annual Meetings

         The annual meetings of the Shareholders shall be held each year at the time and on the day following:

                          Time of Meeting: 1:00 p.m.
                          Date of Meeting: January 5th

         If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings

         Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more of the Shareholders holding not less than one-tenth (1/10th) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

         Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these By-Laws or apply to the Superior Court as provided in Sec. 305(c).

Section 4. Notice of Meetings

         All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 5 of this Article not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the Shareholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Sec. 310, (ii) an amendment of the Articles of Incorporation, pursuant to Sec. 902, (iii) a reorganization of the corporation, pursuant to Sec. 1201, (iv) a voluntary dissolution of the corporation, pursuant to Sec. 1900, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Sec. 2007, the notice shall also state the general nature of that proposal.

Section 5. Manner of Giving Notice

         Notice of any meeting of Shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the corporation or given by the Shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

Section 6. Quorum

         The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

         If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 7. Adjourned Meeting; Notice

         Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article.

         When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 8. Voting Rights; Cumulative Voting

         Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

         Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he things fit.

         The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

Section 9. Record Date

         The Board of Directors may fix a time in the future not exceeding sixty
(60) days nor less than ten (10) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid, The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

         In determining the Shareholders entitled to give consent to corporate action without a meeting, the date set by the Board of Directors shall not be more than sixty (60) days before any such action without a meeting.

         If the Board of Directors does not so fix a record date:

                  (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

Section 10. Proxies

         Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Shareholder or the Shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sec. 705(e) and 705(f) of the Code.

Section 11. Organization

         The President, or in the absence of the President, any Vice President, shall call the meeting of the Share-holders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 12. Inspectors of Election

         Before any meeting of Shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any Shareholder or a Shareholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall:

                  (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                  (b) Receive votes, ballots, or consents;

                  (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (d) Count and tabulate all votes or consents;

                  (e) Determine when the polls shall close;

                  (f) Determine the result; and

                  (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 13. Shareholders' Agreements

         Notwithstanding the above provisions in the event this corporation elects to become a close corporation, an agreement between two or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Sec. 706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

Section 14. Waiver of Notice or Consent by Absent Shareholders

         The transactions of any meeting of Shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice of consent need not specify either the business to be transacted or the purpose of any annual or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 15. Shareholder Action By Written Consent Without a Meeting

         Any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a content in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the Directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors. All such consents shall be filed with the Secretary of the corpo-ration and shall be maintained in the corporate records. Any Shareholder giving a written consent, or the Shareholder's proxy holders, or a transferee of the shares or a personal representative of the Shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

         If the consents of all Shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article. In the case of approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Sec. 310, (ii) indemnification of agents of the corporation, pursuant to Sec. 317, (iii) a reorganization of the corporation, pursuant to Sec. 1201, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Sec. 2007, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.


                                    ARTICLE V
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates for Shares

         A certificate or certificates for shares of the capital stock of the corporation shall be issued to each Shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number, date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares are assessable or, if assessments are collectible by personal action, a plain statement of such facts.

         All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President, and by the

Chief Financial Officer or an assistant treasurer or the Secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 2. Transfer on the Books

         Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3. Lost or Destroyed Certificates

         Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or affirmation of that fact and file it with the Secretary or Chief Financial Officer, or their assistant. The Board of Directors may then authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 4. Transfer Agents and Registrars

         The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company - either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Legend Condition

         In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book, and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

Section 6. Close Corporation Certificates

         All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Sec. 418c.

                                   ARTICLE VI

                               RECORDS AND REPORTS

Section 1. Maintenance and Inspection of Share Register

         The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each Shareholder.

         A Shareholder or Shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of Shareholders' names and addresses and shareholdings during usual business hours on five days' prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the Shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the Shareholder after the date of demand. This list shall be made available to any such Shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date of which the list is to be compiled. The record of Shareholders shall also be open to inspection on the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a Shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the Shareholder or holder of a voting trust certificate making the demand.

Section 2. Maintenance and Inspection of By-Laws

         The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the By-laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any Shareholder, furnish to that Shareholder a copy of the By-Laws as amended to date.

Section 3. Maintenance and Inspection of Other Corporate Records

         The accounting books and records and minutes of proceedings of the Shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a Shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 4. Inspection by Directors

         Every Director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Annual Report to Shareholders

         The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article IV of these By-Laws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 6. Waiver of Annual Report

         The foregoing requirement of an annual report may be waived by the Board so long as this corporation shall have less than one hundred (100) shareholders.

Section 7. Financial Statements

         A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.

         If a Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the Shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or Shareholders within thirty (30) days after the request.

         The corporation shall also, on the written request of any Shareholder, mail-to the Shareholder a copy of the last annuals, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 8. Annual Statement of General Information

         Within ninety (90) days after the filing of the Articles, and annually thereafter during the applicable filing period in each year, the corporation shall file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Sec. 1502 of the Code. When changing the agent for service of process or the address of such agent, the corporation shall file a complete current statement.

                                   ARTICLE VII
                                   AMENDMENTS

Section 1. Amendment by Shareholders

         New By-Laws may be adopted or there By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorize directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2. Amendment by Directors

         Subject to the rights of the Shareholders as provided by Section 1 of this Article, by-laws, other than a by-law or an amendment of a by-law changing the authorized number of directors, may be adopted, amended, or repealed by the Board of Directors.

Section 3. Record of Amendments

         Whenever an amendment or new by-law is adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any by-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 1. References to Code Sections

         "Sec." references herein refer to the equivalent Sections of the General Corporation Law effective January 1, 1977, as amended.

Section 2. Effect of Shareholders' Agreement

         Any Shareholders' Agreement authorized by Sec. 300(b) shall only be effective to modify the terms of these By-Laws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Sec. 202, and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Secs. 158 (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 relative to distributions, 111 (merger), 1201(e) (reorganization), or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution), or 22 (Crimes and Penalties). Any other provisions of the Code or these By-laws may be altered or waived thereby, but to the extent they are not so altered or waived, these By-Laws shall be applicable.

Section 3. Representation of Shares in Other Corporations

         Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 4. Subsidiary Corporations

         Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than twenty-five percent (25%) of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

                       CERTIFICATE OF ADOPTION OF BY-LAWS

Adoption by Incorporator or First Director(s)

         The undersigned, being all of the persons appointed in the Articles of Incorporation to act as the Incorporator or First Directors(s) of the above named corporation hereby adopt the same as the By-Laws of said corporation.

         Executed this 18th day of February, 1977.

                                      /s/  MICHAEL T. MORRISSEY
                                      ------------------------------------------
                                      MICHAEL T. MORRISSEY, Incorporator


Certificate by Secretary

I DO HEREBY CERTIFY AS FOLLOWS:

         That I am the duly elected, qualified and acting Secretary of the above named corporation; that the foregoing By-Laws were adopted as the By-Laws of said corporation on the date set forth above by the person(s) appointed in the Articles of Incorporation to act as the Incorporator or First Directors(s) of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and affixed the corporate seal this 12th day of May, 1977.

                                      /s/ UFA SOARES
                                      ------------------------------------------
                                      Secretary


(Seal)


Certificate by Secretary of Adoption by Shareholders' Vote

THIS IS TO CERTIFY:

         That I am the duly elected, qualified and acting Secretary of the above-named corporation and that the above and foregoing Code of By-Laws was submitted to the Shareholders at their first meeting held on the date set forth in the By-Laws and recorded in the Minutes thereof, was ratified by the vote of Shareholders entitled to exercise the majority of the voting power of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand this 12th day of May, 1977.

                                      /s/ UFA SOARES
                                      ------------------------------------------
                                      Secretary

                                  ARTICLE VIII

                          (As amended October 28, 1994)

Section 1. Restrictions on Transfer of Shares.

         The sale or transfer of shares of the corporation by any of the holders thereof is restricted as follows:

         Before there can be a valid sale or transfer, except as hereinafter provided, of any of the shares of the corporation by any holder thereof to any person or entity, the holder of the shares to be sold or transferred shall first give notice (the "notice") in writing to the secretary of the corporation of his intention to sell or transfer such shares. The notice shall specify the proposed purchaser or purchasers, the number of shares to be sold or transferred, the price per share, and the terms upon which the holder intends to make such sale or transfer. In the event that the consideration to be received by the transferor is other than cash, the notice shall fully describe such consideration and state the fair market value thereof. The corporation, at its option and at the transferor's expense, may require the transferor to have the fair market value of such consideration determined by an independent appraiser selected by the corporation. In the case of a noncash consideration, the price per share shall be based upon the fair market value of the consideration as stated in the notice, unless the corporation exercises its option to require the aforementioned independent appraisal, in which case the price per share shall be based upon such independently appraised fair market value.

         A sale or transfer shall be deemed to have occurred for the purpose of this Article VIII whenever any interest in any share of stock of the corporation is transferred voluntarily, involuntarily or by operation of law, irrespective of whether any change in the record ownership results therefrom and without regard to whether or not any consideration is received for such transfer. The following are the only sales or transfers excluded from the provisions of this
Article VIII: transfer by bequest, intestate succession or gift to the spouse, lineal descendants, brothers or sisters, ancestors, or adopted children, or to the spouses or adopted children of the lineal descendants, brothers or sisters, ancestors, or adopted children, or to the spouses or adopted children of the lineal descendants, brothers or sisters or ancestors, of the holder of the shares to be transferred, or to any custodian or trustee for the account of such persons. A sale or transfer which is so excluded from the provisions of this
Article VIII shall not remove those shares so transferred from the restrictions contained herein and any subsequent sale or transfer shall be subject to, and comply in all respects with, said restrictions.

         The corporation shall have the prior right to purchase the shares referred to in the notice at the price and upon the terms and conditions stated in the notice. The corporation may elect to purchase any portion or all of the shares referred to in the notice at the price and upon the terms and conditions stated therein. If none or only a portion of the shares referred to in the notice are, elected to be purchased by the corporation in the foregoing manner, the shareholders who were holders of record of the corporation on the date the notice was received by the secretary of the corporation shall have the right to purchase the shares referred to in the notice which the corporation has not elected to purchase at the price and upon the terms and conditions stated in the notice and in accordance with the following provisions. The secretary of the corporation shall, within ten (10) days after receiving the notice, mail or deliver a copy thereof, and a statement of the number of shares, if any, which the corporation has elected to purchase thereunder, to each of the other shareholders of the corporation who were holders of record on the date the notice was received by the secretary. The notice and statement may be delivered to such shareholders personally or may be mailed to them at their last known address as the same may appear on the books of the corporation. Within twenty (20) days after the notice and statement are mailed or delivered to such shareholders, each shareholder who desires to acquire any part or all of the shares referred to in the notice, and which the corporation has not elected to purchase, shall deliver by mail or otherwise to the secretary of the corporation a written offer to purchase a specific number of such shares at the price and upon the terms and conditions stated in the notice.

         If the total number of shares specified in all such shareholder offers exceeds the number of shares referred to in the notice and statement and available for purchase by the shareholders, each offering shareholder shall be entitled to purchase such proportion of the shares so referred to as the number of shares of the corporation which he held of record on the date the notice was received by the secretary bears to the total number of shares held of record by all offering shareholders on the date the notice was received by the secretary.

         If all of the shares referred to in the notice and statement are not disposed of under such apportionment, each offering shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of the shares which remain thus undisposed of as-the total number of shares which he held of record on the date the notice was received by the secretary bears to the total number of shares held of record on the date the notice was received by the secretary by all shareholders who desire to purchase shares in excess of those to which they are entitled under such apportionment.

         After receipt of the offering shareholder(s)' notice(s), to the extent that all of the shares referred to in the transferor's notice and statement are not disposed of under the preceding provisions, the corporation shall have the right to increase the number of said shares it has elected to purchase.

         Within forty (40) days after the notice is mailed or delivery to the secretary, the corporation shall deliver, by mail or otherwise, to the shareholder giving such notice a written statement of the number of shares referred to in the notice which the corporation and/or the shareholders have elected to purchase.

         If (i) none or only a part of the shares referred to in the notice are contracted for in the foregoing manner within the aforesaid forty (40) day period, or (ii) prior to the expiration of the aforesaid forty (40) day period, the holders of two-thirds (2/3) or more of the shares of the corporation on the date the notice was received by the secretary file with the secretary their consent in writing that such sale or transfer be made as proposed in the notice and waive their right to acquire such shares as hereinabove provided, then the shareholder desiring to sell or transfer shares may, within a period of ninety
(90) days after the date of the notice, sell or transfer to the proposed purchaser or purchasers all or any part of the shares referred to in the notice; provided, however, that he shall not sell or transfer any such shares at a lower price or on terms or conditions more favorable to the purchaser or transferee than those specified in the notice. If the shareholder desiring to sell or transfer shares does not sell or transfer all shares referred to in the notice within the aforesaid ninety (90) day period, the shares which remain thus undisposed shall become again subject to the restrictions imposed by this
Article VIII.

         Any sale or transfer, or purported sale or transfer, of shares of the corporation shall be null and void unless made in accordance with the terms, conditions and provisions of this Article VII.


                                       -2-